NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FIRST QUARTER 2021 RESULTS
Reports record first quarter revenue
Guides for record second quarter net income per diluted share

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 29, 2021 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three months ended March 31, 2021 as presented in the tables below on a continuing operations basis (Pool Distribution is being reported as a discontinued operation).

Tom Schmitt, Chairman, President and CEO, commenting on first quarter results from continuing operations said, “Our growth strategies drove our record first quarter revenue, which came in above the high end of our guidance range. Business momentum continued during the quarter and accelerated in March, when our LTL business achieved an operating margin higher than in March of peak economy year 2018.”

“Our net income per diluted share of $0.60 exceeded the high end of our guidance range. This guidance included approximately $0.07 of anticipated professional fees related to cybersecurity and shareholder engagement activities. However, during the first quarter these fees were approximately $0.20 (driven predominately by shareholder engagement activities that resulted in us entering into a cooperation agreement), all of which was recorded in Other Operations. We also experienced an estimated $0.06 impact in February from adverse weather (which had a $0.04 impact on our Expedited Freight segment and a $0.02 impact on our Intermodal segment). When adjusting for this approximate $0.26 total impact, we believe the underlying performance of our business during the first quarter greatly exceeded what we expected in our first quarter guidance.”

Regarding the Company’s second quarter 2021 continuing operations guidance, Mr. Schmitt said, “We expect our year-over-year revenue growth will be 35% to 40%, and our net income per diluted share to be between $0.96 to $1.00, compared to $0.33 in the second quarter of 2020 and, more meaningfully compared to $0.79 in the second quarter of 2018.”

In closing, Mr. Schmitt said, “The first quarter was all about a determined focus of the entire team. In the midst of a tight market and winter storms, our teammates and independent contractors went above and beyond to keep our customer commitments. We feel very strongly about our momentum which we will further enhance over the next few months and years. As the country continues its vaccine rollout, we will continue to bring back business together with our customers who were directly impacted by the pandemic such as cruise lines, conferences and trade shows.”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	March 31, 2021[1]	March 31, 2020	Change	Percent Change
Operating revenue	$362,202	$305,557	$56,645	18.5%
Income from operations	$22,724	$15,772	$6,952	44.1%
Operating margin	6.3%	5.2%	110 bps
Net income	$16,714	$11,415	$5,299	46.4%
Net income per diluted share	$0.60	$0.41	$0.19	46.3%
Cash provided by operating activities	$16,913	$30,828	$(13,915)	(45.1)%

Non-GAAP Financial Measures: [2]
EBITDA	$31,961	$25,106	$6,855	27.3%
Free cash flow	$14,883	$28,897	$(14,014)	(48.5)%
[1] Results for the three months ended March 31, 2021 includes a $7.0 million charge for professional fees related to cyber security and shareholder engagement activities.
2 EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the below financial tables.

On April 26, 2021, our Board of Directors declared a quarterly cash dividend of $0.21 per share of common stock. The dividend is payable to shareholders of record at the close of business on May 27, 2021 and is expected to be paid on June 14, 2021. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.84 for the full year 2021, payable in quarterly increments of $0.21 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

The Board approved a strategy to divest the Pool Distribution business (“Pool”) on April 23, 2020, and the sale of Pool was completed on February 12, 2021. Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented. In addition, Pool assets and liabilities were reflected as “held for sale” on the Condensed Consolidated Balance Sheets in this press release for the prior period.

Review of Financial Results
Forward Air will hold a conference call to discuss first quarter 2021 results on Friday, April 30, 2021 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (844) 867-6169, Access Code: 6464581.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light freight and logistics company that provides services across the United States and Canada. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals; final mile services, including delivery of heavy-bulky freight; truckload brokerage services, including dedicated fleet services, high-security and temperature-controlled logistics services; intermodal first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services; and pool distribution services, including high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating revenue:
Expedited Freight	$304,186	$253,625
Intermodal	58,514	52,460
Eliminations and other operations	(498)	(528)
Operating revenue	362,202	305,557
Operating expenses:
Purchased transportation	184,608	150,598
Salaries, wages and employee benefits	74,897	69,559
Operating leases	19,167	17,884
Depreciation and amortization	9,237	9,334
Insurance and claims	9,741	10,044
Fuel expense	3,702	4,013
Other operating expenses	38,126	28,353
Total operating expenses	339,478	289,785
Income (loss) from continuing operations:
Expedited Freight	24,530	15,179
Intermodal	4,509	3,713
Other Operations	(6,315)	(3,120)
Income from continuing operations	22,724	15,772
Other expense:
Interest expense	(1,165)	(853)
Total other expense	(1,165)	(853)
Income before income taxes	21,559	14,919
Income tax expense	4,845	3,504
Net income from continuing operations	16,714	11,415
Loss from discontinued operation, net of tax	(5,533)	(3,040)
Net income and comprehensive income	$11,181	$8,375

Net income per share:
Basic net income (loss) per share
Continuing operations	$0.61	$0.41
Discontinued operation	(0.20)	(0.11)
Net income per share[1]	$0.40	$0.30

Diluted net income (loss) per share
Continuing operations	$0.60	$0.41
Discontinued operation	(0.20)	(0.11)
Net income per share	$0.40	$0.30
Dividends per share	$0.21	$0.18

[1] Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2021	Revenue	2020	Revenue	Change	Change
Operating revenue:
Network[1]	$178,627	58.7%	$152,009	59.9%	$26,618	17.5%
Truckload	52,380	17.2	47,529	18.7	4,851	10.2
Final Mile	62,256	20.5	47,802	18.8	14,454	30.2
Other	10,923	3.6	6,285	2.5	4,638	73.8
Total operating revenue	304,186	100.0	253,625	100.0	50,561	19.9

Operating expenses:
Purchased transportation	164,364	54.0	132,790	52.4	31,574	23.8
Salaries, wages and employee benefits	61,687	20.3	55,435	21.9	6,252	11.3
Operating leases	14,218	4.7	13,602	5.4	616	4.5
Depreciation and amortization	6,798	2.2	6,695	2.6	103	1.5
Insurance and claims	7,611	2.5	6,613	2.6	998	15.1
Fuel expense	1,993	0.7	2,144	0.8	(151)	(7.0)
Other operating expenses	22,985	7.6	21,167	8.3	1,818	8.6
Total operating expenses	279,656	91.9	238,446	94.0	41,210	17.3
Income from operations	$24,530	8.1%	$15,179	6.0%	$9,351	61.6%

[1]Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	March 31,	March 31,	Percent
	2021	2020	Change

Business days	63	64	(1.6)%

Tonnage [1,2]
Total pounds	651,339	569,956	14.3
Pounds per day	10,339	8,906	16.1

Shipments [1,2]
Total shipments	1,026	885	15.9
Shipments per day	16.3	13.8	18.1

Weight per shipment	635	644	(1.4)

Revenue per hundredweight [3]	$27.56	$27.16	1.5
Revenue per hundredweight, ex fuel [3]	$23.86	$23.09	3.3

Revenue per shipment [3]	$174	$172	1.2
Revenue per shipment, ex fuel [3]	$151	$145	4.1

Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	48.4%	44.3%	9.3
Network gross margin [5]	51.9%	53.4%	(2.8)%

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams
[4] Door-to-door shipments include all shipments with a pickup and/or delivery
[5] Network revenue less Network purchased transportation as a percentage of Network revenue

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2021[1]	Revenue	2020	Revenue	Change	Change
Operating revenue	$58,514	100.0%	$52,460	100.0%	$6,054	11.5%

Operating expenses:
Purchased transportation	20,603	35.2	18,166	34.6	2,437	13.4
Salaries, wages and employee benefits	14,063	24.0	12,930	24.6	1,133	8.8
Operating leases	4,837	8.3	4,428	8.4	409	9.2
Depreciation and amortization	2,436	4.2	2,621	5.0	(185)	(7.1)
Insurance and claims	2,402	4.1	1,973	3.8	429	21.7
Fuel expense	1,710	2.9	1,869	3.6	(159)	(8.5)
Other operating expenses	7,954	13.6	6,760	12.9	1,194	17.7
Total operating expenses	54,005	92.3	48,747	92.9	5,258	10.8
Income from operations	$4,509	7.7%	$3,713	7.1%	$796	21.4%

[1] Includes revenues and operating expenses from the acquisition of Proficient Transport, which was acquired in February 2021.

Intermodal Operating Statistics

	Three Months Ended
	March 31,	March 31,	Percent
	2021	2020	Change

Drayage shipments	89,909	82,474	9.0%
Drayage revenue per shipment	$553	$551	0.4%
Number of locations	27	24	12.5%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$24,396	$40,254
Accounts receivable, net	186,504	156,490
Other receivables	16,847	—
Other current assets	20,239	28,150
Current assets held for sale	—	21,002
Total current assets	247,986	245,896

Property and equipment	379,566	380,519
Less accumulated depreciation and amortization	192,622	190,652
Total property and equipment, net	186,944	189,867
Operating lease right-of-use assets	130,859	123,338
Goodwill	250,736	244,982
Other acquired intangibles, net of accumulated amortization	147,668	145,032
Other assets	51,708	45,181
Noncurrent assets held for sale	—	53,097
Total assets	$1,015,901	$1,047,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$40,676	$38,371
Accrued expenses	74,625	51,264
Other current liabilities	6,817	10,580
Current portion of debt and finance lease obligations	1,908	1,801
Current portion of operating lease liabilities	45,107	43,680
Current liabilities held for sale	—	25,924
Total current liabilities	169,133	171,620

Debt and finance lease obligations, less current portion	117,156	117,408
Operating lease liabilities, less current portion	86,212	80,346
Other long-term liabilities	57,131	54,129
Deferred income taxes	41,538	41,986
Noncurrent liabilities held for sale	—	34,575

Shareholders’ equity:
Common stock	273	273
Additional paid-in capital	247,678	242,916
Retained earnings	296,780	304,140
Total shareholders’ equity	544,731	547,329
Total liabilities and shareholders’ equity	$1,015,901	$1,047,393

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31, 2021	March 31, 2020
Operating activities:
Net income from continuing operations	$16,714	$11,415
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	9,237	9,334
Change in fair value of earn-out liability	(48)	(594)
Share-based compensation expense	2,597	3,078
Provision for revenue adjustments	1,777	1,042
Deferred income tax (benefit) expense	(505)	1,225
Other	92	(265)
Changes in operating assets and liabilities, net of effects from the purchase of an acquired business:
Accounts receivable	(28,023)	3,040
Other receivables	(13,339)	—
Other current and noncurrent assets	7,085	2,776
Accounts payable and accrued expenses	21,326	(223)
Net cash provided by operating activities of continuing operations	16,913	30,828

Investing activities:
Proceeds from sale of property and equipment	665	720
Purchases of property and equipment	(2,695)	(2,651)
Purchases of a business, net of cash acquired	(15,000)	(55,931)
Net cash used in investing activities of continuing operations	(17,030)	(57,862)

Financing activities:
Repayments of finance lease obligations	(467)	(336)
Proceeds from revolving credit facility	—	65,000
Proceeds from issuance of common stock upon stock option exercises	2,147	—
Payments of dividends to stockholders	(5,797)	(5,050)
Repurchases of common stock	(9,998)	(15,259)
Payment of minimum tax withholdings on share-based awards	(2,744)	(2,672)
Contributions from (distributions to) subsidiary held for sale	1,118	(2,153)
Net cash (used in) provided by financing activities from continuing operations	(15,741)	39,530
Net (decrease) increase in cash of continuing operations	(15,858)	12,496

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	(6,902)	(1,662)
Net cash provided by (used in) investing activities of discontinued operation	8,020	(491)
Net cash (used in) provided by financing activities of discontinued operation	(1,118)	2,153
Net (decrease) increase in cash and cash equivalents	(15,858)	12,496
Cash and cash equivalents at beginning of period of continuing operations	40,254	64,749
Cash at beginning of period of discontinued operation	—	—
Net (decrease) increase in cash and cash equivalents	(15,858)	12,496
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$24,396	$77,245

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three months ended March 31, 2021 and 2020, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA from continuing operations improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow from continuing operations is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance stockholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income from continuing operations to EBITDA from continuing operations for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended
Continuing Operations	March 31, 2021	March 31, 2020
Net income	$16,714	$11,415
Interest expense	1,165	853
Income tax expense	4,845	3,504
Depreciation and amortization	9,237	9,334
EBITDA	$31,961	$25,106

The following is a reconciliation of net cash provided by operating activities of continuing operations to free cash flow from continuing operations for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended
Continuing Operations	March 31, 2021	March 31, 2020
Net cash provided by operating activities	$16,913	$30,828
Proceeds from sale of property and equipment	665	720
Purchases of property and equipment	(2,695)	(2,651)
Free cash flow	$14,883	$28,897

The following information is provided to supplement this press release.

Three Months Ended
Actual - Continuing Operations	March 31, 2021
Net income from continuing operations	$16,714
Income allocated to participating securities	(101)
Numerator for diluted income per share - net income	$16,613

Weighted-average shares outstanding - diluted	27,497
Diluted net income per share	$0.60

Projected	Full year 2021
Projected tax rate - continuing operations	24.4%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment[1]	$43,000
[1] Includes $23,500 for the Columbus, Ohio hub expansion

Projected	December 31, 2021
Projected weighted-average shares outstanding - diluted	26,900

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected second quarter 2021 revenue growth and net income per diluted share, expectations regarding increased momentum in our business, expectations regarding full year 2021 projected tax rate, fully diluted share count (before consideration of future share repurchase), and projected capital expenditures, and the future declaration of dividends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com